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                                                                    EXHIBIT 10.6

                         TECHNOLOGY ASSIGNMENT AGREEMENT

       THIS TECHNOLOGY ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into this 29th day of December, 1999 by and between The Canopy Group ("Assignor") and Lineo, Inc., a Utah corporation ("Assignee").

                                    RECITALS

       WHEREAS, Assignor owns the right, title and interest in and to that certain technology described on EXHIBIT A, including the source code and all affiliated technology (the "Technology"); and

       WHEREAS, Assignor wishes to transfer and assign all right, title and interest in and to the Technology to Assignee.

                                    AGREEMENT

       NOW, THEREFORE, for good and valuable consideration of Ten Dollars ($10.00), which the parties hereby acknowledge to be sufficient consideration, the parties agree as follows:

1. ASSIGNMENT. Assignor hereby transfers and assigns all right, title and interest in and to the Technology to Assignee effective as of the date hereof, and hereby waives any and all claims of ownership thereto and releases Assignee from all such claims.

2.     REPRESENTATIONS AND WARRANTIES.

       2.1 TITLE. Assignor hereby represents and warrants that (i) it has good title to the Technology and (ii) it is authorized to make the assignment provided for herein.

       2.2 NO INFRINGEMENT. Assignor warrants that, to the best of its knowledge, the Technology does not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party and that Assignor is not aware of any facts upon which such a claim for infringement could be based. Assignor will promptly notify Assignee if it becomes aware of any claim or any facts upon which such a claim could reasonably or legitimately be based.

3.     GENERAL.


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       3.1    LAW AND VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

       3.2 EQUITABLE RELIEF. The parties acknowledge and agree that remedies at law may be inadequate to protect against breaches of this Agreement and expressly consent to the granting of equitable relief, whether temporary, preliminary or final, without proof of actual damages, to prevent any actual or threatened breach.

       3.3 ENTIRE AGREEMENT. This Agreement and the documents referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersede all prior agreements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ASSIGNOR:                               ASSIGNEE:

The Canopy Group                        Lineo, Inc.,
                                        a Utah corporation

By /s/ Ralph Yarro                      By /s/ Ralph Yarro


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                                    EXHIBIT A

                            DESCRIPTION OF TECHNOLOGY

       The technology being transferred is commonly referred to as the "Willows" technology. It is a set of software libraries that emulate the Microsoft Win16 and Win32 Application Programming Interfact ("API"). A developer ma make use of the libraries, by compiling against them, to create software that emulates the functionality of the Win16 and Win32 API. The Willows technology includes Win16/Win32 binary loader and executor, and related applications, a software Intel instruction set emulator, demonstration programs, tools and utilities. The Willows technology also includes all derivative works available from Award to Canopy.


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